EXHIBIT 21

S.Y. Bancorp, Inc. Subsidiaries

Stock Yards Bank & Trust Company, a Kentucky Banking Corporation

1040 East Main Street

Louisville, KY 40206

S.Y. Bancorp Capital Trust II

1040 East Main Street

Louisville, KY 40206